Exhibit 10.17

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), entered into this the 22nd day of December, 2009, is by and between SURGIVISION, INC., a Delaware corporation (the “Company”), and KIMBLE L. JENKINS, an individual residing in Tennessee (“Jenkins”). The Company and Jenkins are referred to herein individually as a “Party” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Company and Jenkins are parties to that certain Restricted Stock Purchase Agreement dated as of September 1, 2004, pursuant to which Jenkins purchased from the Company 2,000,000 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), for an aggregate purchase price of $480,000, which purchase price was paid by Jenkins by the delivery to the Company of a Promissory Note dated as of September 1, 2004 in the principal amount of $480,000 (the “Original Note”);

WHEREAS, the Original Note was replaced and superseded by that certain Amended and Restated Non-Recourse Promissory Note dated September 30, 2008 made by Jenkins in the principal amount of $480,000 (the “Amended Note”);

WHEREAS, Jenkins desires to sell to the Company, and the Company desires to purchase from Jenkins, two hundred sixty six thousand six hundred eight (266,608) shares of Common Stock (the “Purchase Shares”); and

WHEREAS, the Company and Jenkins desire for the Company to pay a portion of such purchase price by delivering the Amended Note to Jenkins for cancellation;

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties hereby agree as follows:

Section 1. Purchase and Sale of Shares. The Company hereby purchases from Jenkins, and Jenkins hereby sells, transfers, conveys and delivers to the Company, all of the Purchase Shares for an aggregate purchase price of Six Hundred Forty Two Thousand Five Hundred Twenty Five and 28/100 Dollars ($642,525.28) (the “Purchase Price”). The Purchase Price shall be paid by the Company in the following manner: (a) Five Hundred Ninety Four Thousand Six Hundred Eighty Seven and 12/100 Dollars ($594,687.12) shall be paid by delivery of the Amended Note to Jenkins for cancellation (such amount consisting of a principal balance under the Amended Note, as of the date hereof, of $480,000 and accrued but unpaid interest under the Amended Note, as of the date hereof, of $114,687.12); and (b) Forty Seven Thousand Eight Hundred Thirty Eight and 16/100 Dollars ($47,838.16) shall be paid in cash within thirty (30) days of the date of this Agreement. The Company hereby tenders the Amended Note to Jenkins for cancellation, and Jenkins hereby acknowledges receipt from the Company of the Amended Note.

Section 2. Representations and Warranties of Jenkins. Jenkins represents and warrants to the Company that the statements contained in this Section 2 are correct and complete as of the date of this Agreement:

(a) Authorization of Transaction. Jenkins has the legal capacity to execute and deliver this Agreement, to perform his obligations hereunder, and to consummate the transaction contemplated hereby. This Agreement constitutes the valid and legally binding obligation of Jenkins, enforceable against Jenkins in accordance with its terms and conditions.

(b) Noncontravention. Neither the execution and the delivery of this Agreement by Jenkins, nor the consummation of the transaction contemplated hereby, will conflict with, result in a breach of, constitute a default under, or require any notice under any agreement, decree, judgment or order to which Jenkins is a party or by which he is bound.

(c) Purchase Shares. Jenkins holds of record and owns beneficially the Purchase Shares, free and clear of any encumbrance, lien or security interest, other than those in favor of the Company. Jenkins is not a party to any option, warrant, purchase right or other agreement or commitment that could require Jenkins to sell, transfer or otherwise dispose of any of the Purchase Shares, other than this Agreement and that certain Stock Pledge Agreement dated September 30, 2009 made by Jenkins in favor of the Company.

(d) Sophisticated Seller.

(i) Jenkins has the knowledge and experience in financial and business matters to be capable of making an informed decision with respect to the sale of the Purchase Shares to the Company for the Purchase Price. Jenkins has all information and materials relating to the Company’s operations, business and properties that Jenkins deems necessary or appropriate to evaluate his sale of the Purchase Shares to the Company.

(ii) Jenkins understands and acknowledges that the Company makes no representation or warranty and gives no assurance to Jenkins with respect to the value of the Company or any shares of the Company’s capital stock. The Purchase Price represents a privately negotiated price for the Purchase Shares, and Jenkins has determined that the Purchase Price represents fair consideration for the sale of the Purchase Shares to the Company.

(iii) Jenkins hereby irrevocably waives and releases the Company and its directors, officers, employees, agents and representatives from any and all actions and claims whatsoever, whether in law or equity, relating to the determination of the amount of the Purchase Price.

Section 3. Indemnification by Jenkins. Jenkins shall indemnify, defend and hold harmless the Company from and against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including, without limitation, interest, penalties, court costs and attorneys’ fees, that the Company shall incur or suffer, which arise out of, or relate to any breach or alleged breach of any of Jenkins’ representations and warranties set forth in Section 2 of this Agreement.

Section 4. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(b) No Third-Party Rights. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties and their successors and permitted assigns.

(c) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the Parties with regard to the subjects hereof and thereof, and supersedes all prior agreements and merges all prior discussions, negotiations, proposals and offers (written or oral) between them

(d) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the Party actually executing such counterpart, and all of which together shall constitute one instrument. A signature on a counterpart may be a facsimile or an electronically transmitted signature, and such signature shall have the same force and effect as an original signature.

(e) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

(f) Further Assurances. Each Party agrees (i) to furnish upon request to the other Party such further information, (ii) to execute and deliver to the other Party such other documents, and (iii) to do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the agreements, certificates and other documents referred to herein.

(g) Survival. All of the representations, warranties, covenants and obligations in this Agreement shall survive the Closing.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

SURGIVISION, INC.

By:
Name:	OSCAR THOMAS
Title:	VP, BUSINESS AFFAIRS

Kimble L. Jenkins